                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 16, 1996
                                                   ------------


                        COMMERCIAL FEDERAL CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            NEBRASKA                    1-11515            47-0658852
- ------------------------------------  -----------   -----------------------
    (State or other jurisdiction      (Commission       (I.R.S. Employer
         of incorporation)            File Number)   Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA           68124
- ---------------------------------------------  ------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number including area code:   (402) 554-9200
                                                     --------------


                                NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


               The original document is comprised of six pages.

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                   FORM 8-K
                                    --------

                                CURRENT REPORT
                                --------------

Item 5.  Other Events:
- ----------------------

On May 16 1996, Commercial Federal Corporation (the "Registrant" or "Commercial Federal") entered into a Reorganization and Merger Agreement (the "Agreement") by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank, a wholly-owned subsidiary of the Registrant (the "Bank"), Heritage Financial Ltd. ("Heritage") and Hawkeye Federal Savings Bank, a wholly-owned subsidiary of Heritage ("Hawkeye Federal"). Under the terms of the Agreement, the Registrant will acquire in a tax-free reorganization all 180,762 of the outstanding shares of Heritage's common stock. Each of the shares of Heritage's common stock will be exchanged for approximately 84 percent common stock of Commercial Federal and 16 percent cash. The Registrant's common stock to be exchanged will be based on the final exchange ratio determined by the average closing price of Commercial Federal common stock during a 20 consecutive trading day prior to closing. Based on Commercial Federal's closing stock price on May 14, 1996, the transaction has an aggregate value of approximately $21.1 million, or $116.50 per share. Additional cash consideration may be paid to Heritage shareholders pending the final disposition of an impaired asset of Hawkeye Federal.

Hawkeye Federal, headquartered in Boone, Iowa, operates six branches located in central Iowa. At April 30, 1996, Heritage had total assets of approximately $185.9 million, deposits of approximately $159.9 million and stockholders' equity of approximately $14.0 million.

This proposed acquisition, which is subject to receipt of regulatory approvals and the approval of Heritage's shareholders, is expected to be completed by October 31, 1996. For additional information, see the Registrant's press release dated May 16, 1996, which is attached hereto as Exhibit 99 and incorporated by reference herein.

Management of the Registrant has deemed this proposed acquisition not material given the estimated effect of Heritage on the Registrant's financial condition and results of operations, and therefore not a transaction reportable under Item 2 of Form 8-K. Accordingly, financial statements of the businesses acquired and pro forma financial information relating to Item 7 are not required and will not be furnished.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

    (c).  Exhibits:

            Exhibit 99:  Press Release dated May 16, 1996

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 COMMERCIAL FEDERAL CORPORATION
                                 ------------------------------
                                 (Registrant)


Date:  May 20, 1996              /s/  James A. Laphen
       ------------              -------------------------------------------
                                 James A. Laphen, President, Chief Operating
                                 Officer and Chief Financial Officer (Duly
                                 Authorized and Principal Financial Officer)